Exhibit 99.1
Wynn Resorts, Limited Reports First Quarter 2022 Results

LAS VEGAS, May 10, 2022 — Wynn Resorts, Limited (NASDAQ: WYNN) (the "Company") today reported financial results for the quarter ended March 31, 2022.

Operating revenues were $953.3 million for the first quarter of 2022, an increase of $216.7 million, from $736.7 million for the first quarter of 2021. Net loss attributable to Wynn Resorts, Limited was $183.3 million, or $1.59 per diluted share, for the first quarter of 2022, compared to net loss attributable to Wynn Resorts, Limited of $281.0 million, or $2.53 per diluted share, in the first quarter of 2021. Adjusted Property EBITDA(1) was $177.6 million for the first quarter of 2022, compared to Adjusted Property EBITDA of $58.9 million in the first quarter of 2021.

"Our first quarter results reflect continued strength at both Wynn Las Vegas and Encore Boston Harbor where our teams' unrelenting focus on five star hospitality and world class experiences combined with very strong customer demand to deliver a new first quarter record for Adjusted Property EBITDA at both properties," said Craig Billings, CEO of Wynn Resorts, Limited. "In Macau, we remain confident that the market will benefit from the return of visitation when travel restrictions subside."

Consolidated Results

Operating revenues were $953.3 million for the first quarter of 2022, an increase of $216.7 million, from $736.7 million for the first quarter of 2021. For the first quarter of 2022, operating revenues increased $262.5 million and $60.7 million at our Las Vegas Operations and Encore Boston Harbor, respectively, and decreased $74.0 million and $44.6 million at Wynn Palace and Wynn Macau, respectively, from the first quarter of 2021.

Net loss attributable to Wynn Resorts, Limited was $183.3 million, or $1.59 per diluted share, for the first quarter of 2022, compared to net loss attributable to Wynn Resorts, Limited of $281.0 million, or $2.53 per diluted share, in the first quarter of 2021. Adjusted net loss attributable to Wynn Resorts, Limited(2) was $139.6 million, or $1.21 per diluted share, for the first quarter of 2022, compared to adjusted net loss attributable to Wynn Resorts, Limited of $268.0 million, or $2.41 per diluted share, for the first quarter of 2021.

Adjusted Property EBITDA was $177.6 million for the first quarter of 2022, compared to Adjusted Property EBITDA of $58.9 million in the first quarter of 2021. For the first quarter of 2022, Adjusted Property EBITDA increased $131.3 million and $24.9 million at our Las Vegas Operations and Encore Boston Harbor, respectively, and decreased $28.2 million and $21.2 million at Wynn Palace and Wynn Macau, respectively, from the first quarter of 2021.

Property Results

Macau Operations

The results of operations of our Macau Operations for the first quarter of 2022 continued to be negatively impacted by certain travel-related restrictions and conditions, including COVID-19 testing and other mitigation procedures, related to the COVID-19 pandemic.

Wynn Palace

Operating revenues from Wynn Palace were $163.3 million for the first quarter of 2022, a decrease of $74.0 million from $237.3 million for the first quarter of 2021. Adjusted Property EBITDA from Wynn Palace was $(0.9) million for the first quarter of 2022, compared to $27.4 million for the first quarter of 2021. VIP table games win as a percentage of turnover was 2.05%, below the property's expected range of 3.1% to 3.4% and below the 4.38% experienced in the first quarter of 2021. Table games win percentage in mass market operations was 20.9%, below the 21.7% experienced in the first quarter of 2021.

Wynn Macau

Operating revenues from Wynn Macau were $135.1 million for the first quarter of 2022, a decrease of $44.6 million from $179.7 million for the first quarter of 2021. Adjusted Property EBITDA was $(4.7) million for the first quarter of 2022, compared to $16.6 million for the first quarter of 2021. VIP table games win as a percentage of turnover was 3.84%, above the property's expected range of 3.1% to 3.4% and above the 3.25% experienced in the first quarter of 2021. Table games win percentage in mass market operations was 17.5%, slightly below the 17.8% experienced in the first quarter of 2021.

Las Vegas Operations

Operating revenues from our Las Vegas Operations were $441.2 million for the first quarter of 2022, an increase of $262.5 million from $178.7 million for the first quarter of 2021. Adjusted Property EBITDA from our Las Vegas Operations for the first quarter of 2022 was $159.4 million, compared to $28.1 million for the first quarter of 2021. Table games win percentage for the first quarter of 2022 was 23.6%, within the property's expected range of 22% to 26% and in line with the 23.6% experienced in the first quarter of 2021.

Encore Boston Harbor

Operating revenues from Encore Boston Harbor were $190.8 million for the first quarter of 2022, an increase of $60.7 million from $130.1 million for the first quarter of 2021. Adjusted Property EBITDA from Encore Boston Harbor for the first quarter of 2022 was $55.3 million, compared to $30.4 million for the first quarter of 2021. Table games win percentage for the first quarter of 2022 was 22.2%, slightly above the property's expected range of 18% to 22% and above the 21.1% experienced in the first quarter of 2021.

Balance Sheet

Our cash and cash equivalents as of March 31, 2022 totaled $2.32 billion, comprised of approximately $1.29 billion held by Wynn Macau, Limited ("WML") and subsidiaries, approximately $388.5 million held by Wynn Resorts Finance excluding WML, and approximately $641.6 million at Corporate and other.

As of March 31, 2022, the available borrowing capacity under the Wynn Resorts Finance Revolver and WM Cayman II Revolver was $835.6 million and $211.9 million, respectively.

Total current and long-term debt outstanding at March 31, 2022 was $11.92 billion, comprised of $5.97 billion of Macau related debt, $3.13 billion of Wynn Las Vegas debt, $2.21 billion of Wynn Resorts Finance debt, and $613.0 million of debt held by the retail joint venture which we consolidate.

Conference Call and Other Information

The Company will hold a conference call to discuss its results, including the results of Wynn Resorts Finance, LLC and Wynn Las Vegas, LLC, on May 10, 2022 at 1:30 p.m. PT (4:30 p.m. ET). Interested parties are invited to join the call by accessing a live audio webcast at http://www.wynnresorts.com.

On or before May 13, 2022, the Company will make Wynn Resorts Finance, LLC and Wynn Las Vegas, LLC financial information for the quarter ended March 31, 2022 available to noteholders, prospective investors, broker-dealers and securities analysts. Please contact our investor relations office at 702-770-7555 or at investorrelations@wynnresorts.com, to obtain access to such financial information.

Forward-looking Statements

This release contains forward-looking statements regarding operating trends and future results of operations. Such forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those we express in these forward-looking statements, including, but not limited to, the COVID-19 pandemic, and the continued impact of its consequences, extensive regulation of our business, pending or future legal proceedings, ability to maintain gaming licenses and concessions (including with respect to our ability to extend or renew our gaming concession in Macau, which expires on June 26, 2022, and proposed amendments to the Macau gaming law), dependence on key employees, general global political and economic conditions, adverse tourism trends, dependence on a limited number of resorts, competition in the casino/hotel and resort industries, uncertainties over the development and success of new gaming and resort properties, construction risks, cybersecurity risk and our leverage and debt service. Additional information concerning potential factors that could affect the Company's financial results is included in the Company's Annual Report on Form 10-K for the year ended December 31, 2021 and the Company's other periodic reports filed with the Securities and Exchange Commission. The Company is under no obligation to (and expressly disclaims any such obligation to) update or revise its forward-looking statements as a result of new information, future events or otherwise, except as required by law.

Non-GAAP Financial Measures

(1) "Adjusted Property EBITDA" is net loss before interest, income taxes, depreciation and amortization, pre-opening expenses, property charges and other, management and license fees, corporate expenses and other (including intercompany golf course, meeting and convention, and water rights leases), stock-based compensation, change in derivatives fair value, loss on extinguishment of debt, and other non-operating income and expenses. We use Adjusted Property EBITDA to manage the operating results of our segments. Adjusted Property EBITDA is presented exclusively as a supplemental disclosure because management believes that it is widely used to measure the performance, and as a basis for valuation, of gaming companies. Management uses Adjusted Property EBITDA as a measure of the operating performance of its segments and to compare the operating performance of its properties with those of its competitors, as well as a basis for determining certain incentive compensation. We also present Adjusted Property EBITDA because it is used by some investors to measure a company's ability to incur and service debt, make capital expenditures and meet working capital requirements. Gaming companies have historically reported EBITDA as a supplement to GAAP. In order to view the operations of their casinos on a more stand-alone basis, gaming companies, including us, have historically excluded from their EBITDA calculations preopening expenses, property charges, corporate expenses and stock-based compensation, that do not relate to the management of specific casino properties. However, Adjusted Property EBITDA should not be considered as an alternative to operating income as an indicator of our performance, as an alternative to cash flows from operating activities as a measure of liquidity, or as an alternative to any other measure determined in accordance with GAAP. Unlike net loss, Adjusted Property EBITDA does not include depreciation or interest expense and therefore does not reflect current or future capital expenditures or the cost of capital. We have significant uses of cash flows, including capital expenditures, interest payments, debt principal repayments, income taxes and other non-recurring charges, which are not reflected in Adjusted Property EBITDA. Also, our calculation of Adjusted Property EBITDA may be different from the calculation methods used by other companies and, therefore, comparability may be limited.

(2) "Adjusted net loss attributable to Wynn Resorts, Limited" is net loss attributable to Wynn Resorts, Limited before pre-opening expenses, property charges and other, change in derivatives fair value, loss on extinguishment of debt, and foreign currency remeasurement and other, net of noncontrolling interests. Adjusted net loss attributable to Wynn Resorts, Limited and adjusted net loss attributable to Wynn Resorts, Limited per diluted share are presented as supplemental disclosures to financial measures in accordance with GAAP because management believes that these non-GAAP financial measures are widely used to measure the performance, and as a principal basis for valuation, of gaming companies. These measures are used by management and/or evaluated by some investors, in addition to net loss and loss per share computed in accordance with GAAP, as an additional basis for assessing period-to-period results of our business. Adjusted net loss attributable to Wynn Resorts, Limited and adjusted net loss attributable to Wynn Resorts, Limited per diluted share may be different from the calculation methods used by other companies and, therefore, comparability may be limited.

The Company has included schedules in the tables that accompany this release that reconcile (i) net loss attributable to Wynn Resorts, Limited to adjusted net loss attributable to Wynn Resorts, Limited, (ii) operating income (loss) to Adjusted Property EBITDA, and (iii) net loss attributable to Wynn Resorts, Limited to Adjusted Property EBITDA.

WYNN RESORTS, LIMITED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three Months Ended March 31,
	2022	2021
Operating revenues:
Casino	$489,862	$516,218
Rooms	170,376	76,190
Food and beverage	174,020	68,509
Entertainment, retail and other	119,076	75,765
Total operating revenues	953,334	736,682
Operating expenses:
Casino	324,079	351,966
Rooms	58,715	33,535
Food and beverage	146,656	73,948
Entertainment, retail and other	88,904	73,459
General and administrative	196,780	179,774
Provision for credit losses	342	7,367
Pre-opening	2,447	1,627
Depreciation and amortization	184,556	185,121
Property charges and other	45,720	5,617
Total operating expenses	1,048,199	912,414
Operating loss	(94,865)	(175,732)
Other income (expense):
Interest income	1,280	904
Interest expense, net of amounts capitalized	(152,158)	(152,852)
Change in derivatives fair value	7,400	4,409
Loss on extinguishment of debt	—	(1,322)
Other	(15,127)	(11,093)
Other income (expense), net	(158,605)	(159,954)
Loss before income taxes	(253,470)	(335,686)
Provision for income taxes	(1,140)	(493)
Net loss	(254,610)	(336,179)
Less: net loss attributable to noncontrolling interests	71,286	55,201
Net loss attributable to Wynn Resorts, Limited	$(183,324)	$(280,978)
Basic and diluted net loss per common share:
Net loss attributable to Wynn Resorts, Limited:
Basic	$(1.59)	$(2.53)
Diluted	$(1.59)	$(2.53)
Weighted average common shares outstanding:
Basic	115,030	111,020
Diluted	115,030	111,020

WYNN RESORTS, LIMITED AND SUBSIDIARIES
RECONCILIATION OF NET LOSS ATTRIBUTABLE TO WYNN RESORTS, LIMITED
TO ADJUSTED NET LOSS ATTRIBUTABLE TO WYNN RESORTS, LIMITED
(in thousands, except per share data)
(unaudited)

	Three Months Ended March 31,
	2022	2021
Net loss attributable to Wynn Resorts, Limited	$(183,324)	$(280,978)
Pre-opening expenses	2,447	1,627
Property charges and other	45,720	5,617
Change in derivatives fair value	(7,400)	(4,409)
Loss on extinguishment of debt	—	1,322
Foreign currency remeasurement and other	15,127	11,093
Noncontrolling interests impact on adjustments	(12,189)	(2,268)
Adjusted net loss attributable to Wynn Resorts, Limited	$(139,619)	$(267,996)
Adjusted net loss attributable to Wynn Resorts, Limited per diluted share	$(1.21)	$(2.41)

Weighted average common shares outstanding - diluted	115,030	111,020

WYNN RESORTS, LIMITED AND SUBSIDIARIES
RECONCILIATION OF OPERATING INCOME (LOSS) TO ADJUSTED PROPERTY EBITDA
(in thousands)
(unaudited)

	Three Months Ended March 31, 2022
	Operating income (loss)	Pre-opening expenses	Depreciation and amortization	Property charges and other	Management and license fees	Corporate expenses and other	Stock-based compensation	Adjusted Property EBITDA
Macau Operations:
Wynn Palace	$(59,501)	$—	$50,462	$138	$5,185	$1,543	$1,309	$(864)
Wynn Macau	(34,816)	—	20,022	1,469	4,324	1,678	2,641	(4,682)
Other Macau	(3,947)	—	977	1	—	2,418	551	—
Total Macau Operations	(98,264)	—	71,461	1,608	9,509	5,639	4,501	(5,546)
Las Vegas Operations	82,930	1,397	45,602	1,322	21,027	5,414	1,686	159,378
Encore Boston Harbor	2,189	—	40,989	621	9,338	1,705	408	55,250
Wynn Interactive	(105,035)	1,050	24,248	41,961	—	2,427	3,848	(31,501)
Corporate and other	23,315	—	2,256	208	(39,874)	10,638	3,457	—
Total	$(94,865)	$2,447	$184,556	$45,720	$—	$25,823	$13,900	$177,581

	Three Months Ended March 31, 2021
	Operating income (loss)	Pre-opening expenses	Depreciation and amortization	Property charges and other	Management and license fees	Corporate expenses and other	Stock-based compensation	Adjusted Property EBITDA
Macau Operations:
Wynn Palace	$(54,788)	$414	$67,010	$2,174	$8,178	$1,178	$3,203	$27,369
Wynn Macau	(16,952)	—	21,464	247	5,855	1,364	4,578	16,556
Other Macau	(3,270)	—	1,108	15	—	1,543	604	—
Total Macau Operations	(75,010)	414	89,582	2,436	14,033	4,085	8,385	43,925
Las Vegas Operations	(40,006)	511	48,103	2,427	8,608	5,414	3,024	28,081
Encore Boston Harbor	(18,633)	—	39,113	742	6,237	2,282	622	30,363
Wynn Interactive	(54,758)	702	6,071	—	—	391	4,125	(43,469)
Corporate and other	12,675	—	2,252	12	(28,878)	5,749	8,190	—
Total	$(175,732)	$1,627	$185,121	$5,617	$—	$17,921	$24,346	$58,900

WYNN RESORTS, LIMITED AND SUBSIDIARIES
RECONCILIATION OF NET LOSS ATTRIBUTABLE TO WYNN RESORTS, LIMITED TO
ADJUSTED PROPERTY EBITDA
(in thousands)
(unaudited)

	Three Months Ended March 31,
	2022	2021
Net loss attributable to Wynn Resorts, Limited	$(183,324)	$(280,978)
Net loss attributable to noncontrolling interests	(71,286)	(55,201)
Pre-opening expenses	2,447	1,627
Depreciation and amortization	184,556	185,121
Property charges and other	45,720	5,617
Corporate expenses and other	25,823	17,921
Stock-based compensation	13,900	24,346
Interest income	(1,280)	(904)
Interest expense, net of amounts capitalized	152,158	152,852
Change in derivatives fair value	(7,400)	(4,409)
Loss on extinguishment of debt	—	1,322
Other	15,127	11,093
Provision for income taxes	1,140	493
Adjusted Property EBITDA	$177,581	$58,900

WYNN RESORTS, LIMITED AND SUBSIDIARIES
SUPPLEMENTAL DATA SCHEDULE
(dollars in thousands, except for win per unit per day, ADR and REVPAR)
(unaudited)

	Three Months Ended March 31,
	2022	2021	Percent Change
Wynn Palace Supplemental Information
Operating revenues
Casino	$114,413	$185,909	(38.5)
Rooms	13,831	17,012	(18.7)
Food and beverage	11,443	11,672	(2.0)
Entertainment, retail and other	23,638	22,733	4.0
Total	$163,325	$237,326	(31.2)

Adjusted Property EBITDA (6)	$(864)	$27,369	NM

Casino Statistics:
VIP:
Average number of table games	67	103	(35.0)
VIP turnover	$965,555	$2,200,182	(56.1)
VIP table games win (1)	$19,753	$96,456	(79.5)
VIP table games win as a % of turnover	2.05%	4.38%
Table games win per unit per day	$3,280	$10,375	(68.4)
Mass market:
Average number of table games	234	222	5.4
Table drop (2)	$531,859	$607,518	(12.5)
Table games win (1)	$111,175	$131,649	(15.6)
Table games win %	20.9%	21.7%
Table games win per unit per day	$5,282	$6,596	(19.9)
Average number of slot machines	670	687	(2.5)
Slot machine handle	$250,930	$358,772	(30.1)
Slot machine win (3)	$12,649	$14,243	(11.2)
Slot machine win per unit per day	$210	$230	(8.7)
Room statistics:
Occupancy	47.2%	60.4%
ADR (4)	$180	$178	1.1
REVPAR (5)	$85	$108	(21.3)
NM - Not meaningful.
Note: The results of operations of Wynn Palace for the three months ended March 31, 2022 and 2021 were negatively impacted by certain travel-related restrictions and conditions, including COVID-19 testing and other mitigation procedures, related to the COVID-19 pandemic.

WYNN RESORTS, LIMITED AND SUBSIDIARIES
SUPPLEMENTAL DATA SCHEDULE
(dollars in thousands, except for win per unit per day, ADR and REVPAR)
(unaudited) (continued)

	Three Months Ended March 31,
	2022	2021	Percent Change
Wynn Macau Supplemental Information
Operating revenues
Casino	$102,430	$138,927	(26.3)
Rooms	9,390	14,702	(36.1)
Food and beverage	8,386	7,433	12.8
Entertainment, retail and other	14,894	18,589	(19.9)
Total	$135,100	$179,651	(24.8)

Adjusted Property EBITDA (6)	$(4,682)	$16,556	NM

Casino Statistics:
VIP:
Average number of table games	35	90	(61.1)
VIP turnover	$887,051	$1,804,382	(50.8)
VIP table games win (1)	$34,029	$58,635	(42.0)
VIP table games win as a % of turnover	3.84%	3.25%
Table games win per unit per day	$10,823	$7,239	49.5
Mass market:
Average number of table games	248	240	3.3
Table drop (2)	$469,138	$590,890	(20.6)
Table games win (1)	$82,259	$105,183	(21.8)
Table games win %	17.5%	17.8%
Table games win per unit per day	$3,680	$4,871	(24.5)
Average number of slot machines	585	569	2.8
Slot machine handle	$283,539	$301,271	(5.9)
Slot machine win (3)	$10,611	$10,208	3.9
Slot machine win per unit per day	$201	$199	1.0
Room statistics:
Occupancy	49.8%	60.8%
ADR (4)	$188	$242	(22.3)
REVPAR (5)	$94	$147	(36.1)
NM - Not meaningful.
Note: The results of operations of Wynn Macau for the three months ended March 31, 2022 and 2021 were negatively impacted by certain travel-related restrictions and conditions, including COVID-19 testing and other mitigation procedures, related to the COVID-19 pandemic.

WYNN RESORTS, LIMITED AND SUBSIDIARIES
SUPPLEMENTAL DATA SCHEDULE
(dollars in thousands, except for win per unit per day, ADR and REVPAR)
(unaudited) (continued)

	Three Months Ended March 31,
	2022	2021	Percent Change
Las Vegas Operations Supplemental Information
Operating revenues
Casino	$124,271	$79,903	55.5
Rooms	131,466	39,761	230.6
Food and beverage	136,029	40,077	239.4
Entertainment, retail and other	49,420	18,975	160.4
Total	$441,186	$178,716	146.9

Adjusted Property EBITDA (6)	$159,378	$28,081	467.6

Casino Statistics:
Average number of table games	228	172	32.6
Table drop (2)	$547,916	$324,531	68.8
Table games win (1)	$129,164	$76,653	68.5
Table games win %	23.6%	23.6%
Table games win per unit per day	$6,300	$4,957	27.1
Average number of slot machines	1,728	1,547	11.7
Slot machine handle	$1,177,985	$791,260	48.9
Slot machine win (3)	$80,831	$50,489	60.1
Slot machine win per unit per day	$520	$363	43.3
Poker rake	$3,861	$1,867	106.8
Room statistics:
Occupancy	76.9%	35.3%
ADR (4)	$432	$331	30.5
REVPAR (5)	$333	$117	184.6
Note: The results of our Las Vegas Operations for the three months ended March 31, 2021 were impacted by certain COVID-19 pandemic related protective measures and operating schedule modifications.

WYNN RESORTS, LIMITED AND SUBSIDIARIES
SUPPLEMENTAL DATA SCHEDULE
(dollars in thousands, except for win per unit per day, ADR, and REVPAR)
(unaudited) (continued)

	Three Months Ended March 31,
	2022	2021	Percent Change
Encore Boston Harbor Supplemental Information
Operating revenues
Casino	$148,748	$111,479	33.4
Rooms	15,689	4,715	232.7
Food and beverage	18,162	9,327	94.7
Entertainment, retail and other	8,197	4,569	79.4
Total	$190,796	$130,090	46.7

Adjusted Property EBITDA (6)	$55,250	$30,363	82.0

Casino Statistics:
Average number of table games	184	199	(7.5)
Table drop (2)	$346,195	$234,562	47.6
Table games win (1)	$76,792	$49,377	55.5
Table games win %	22.2%	21.1%
Table games win per unit per day	$4,637	$2,752	68.5
Average number of slot machines	2,776	1,889	47.0
Slot machine handle	$1,183,314	$913,795	29.5
Slot machine win (3)	$95,296	$74,820	27.4
Slot machine win per unit per day	$381	$440	(13.4)
Poker rake	$784	$—	—
Room statistics:
Occupancy	80.5%	71.0%
ADR (4)	$324	$276	17.4
REVPAR (5)	$261	$196	33.2
Note: The results of Encore Boston Harbor for the three months ended March 31, 2021 were impacted by certain COVID-19 pandemic related protective measures and operating schedule modifications. Encore Boston Harbor's room statistics have been computed based on 36 days of operations for the three months ended March 31, 2021, representing the actual number of days the hotel was open.

(1) Table games win is shown before discounts, commissions and the allocation of casino revenues to rooms, food and beverage and other revenues for services provided to casino customers on a complimentary basis.
(2) In Macau, table drop is the amount of cash that is deposited in a gaming table's drop box plus cash chips purchased at the casino cage. In Las Vegas, table drop is the amount of cash and net markers issued that are deposited in a gaming table's drop box. At Encore Boston Harbor, table drop is the amount of cash and gross markers that are deposited in a gaming table's drop box.
(3) Slot machine win is calculated as gross slot machine win minus progressive accruals and free play.
(4) ADR is average daily rate and is calculated by dividing total room revenues including complimentaries (less service charges, if any) by total rooms occupied.
(5) REVPAR is revenue per available room and is calculated by dividing total room revenues including complimentaries (less service charges, if any) by total rooms available.
(6) Refer to accompanying reconciliations of Operating Income (Loss) to Adjusted Property EBITDA and Net Loss Attributable to Wynn Resorts, Limited to Adjusted Property EBITDA.

SOURCE:
Wynn Resorts, Limited
CONTACT:
Vincent Zahn
702-770-7555
investorrelations@wynnresorts.com